SECURED PROMISSORY NOTE


ISSUE AMOUNT                                           U.S. $255,000
FACE AMOUNT                                            U.S. $306,000
INTEREST RATE                                          20% per year
ISSUANCE DATE                                          February 23, 2006


        FOR VALUE RECEIVED, Vital Products, Inc, a Delaware corporation
(the "Company"), hereby promises to pay On the Go Healthcare, Inc., a Delaware corporation, (the "Holder") the Face Amount, subject to further adjustment as described below, in such amounts, at such times and on such terms and conditions as are specified herein (this "Note").

Article 1       Maturity

The full amount of this Note is payable one year from the date that the Securities and Exchange Commission declares a registration statement filed by the Company effective (the "Maturity Date").

Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in readily available funds at any time and from time to time without penalty ("Prepayment").

Article 2        Interest

The outstanding Face Value of the Note shall increase by 20% on July 3, 2006. The outstanding Face Value of the Note shall increase by another 20% on July 3, 2007 and again on each one year anniversary of July 3, 2007 until the Note has been paid in full.

Article 3        Collateral

The Holder may elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, including, but not limited to: accounts receivable, cash, marketable securities, equipment, building, land or inventory (the "Collateral").

Article 4       Defaults and Remedies

An "Event of Default" or "Default" occurs if (a) the Company does not pay the Face Amount of this Note within five (5) business days after the Maturity Date.

In case an Event of Default shall have occurred and be declared by the Holder, the Holder may:

* Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

* Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, amalgamation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

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*       subject to any requirement of applicable law including, for greater certainty, the Personal Property Security Act (Ontario), sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Holder, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

Article 5       Mergers

The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Note and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption. Failure to do so will constitute an Event of Default under this Agreement and the Holder may immediately seek to take actions as described under
Article 3 of this Agreement.

Article 6  Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

Article 7       Time

Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday in which the United States Stock Markets ("US Markets") are closed ("Holiday"), or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a Holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note. A "business day" shall mean a day on which the US Markets are open for a full day or half day of trading.

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Article 8       No Assignment

This Note shall not be assigned.

Article 9      Rules of Construction

In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and, if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder.

Article 10       Governing Law

The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

Article 11       Waiver

The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Agreement to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 12       Senior Obligation

The Company shall cause this Note and all other existing Notes with the Holder ("Holder's Debt") to be senior in right of payment to all other Indebtedness of the Company.

Article 13      Miscellaneous

a. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

b. Neither this Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

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c. This Note may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Note by such party. Such facsimile copies shall constitute enforceable original documents.

d. This Written Agreement represent the FINAL AGREEEMENT between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, there are no unwritten oral agreements among the parties.

E, The execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the "Principal Market"), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

Any misrepresentations shall be considered a breach of contract and Default under this Agreement and the Holder may seek to take actions as described under Article 3 of this Agreement.

                                      *****

IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first written above.

VITAL PRODUCTS, INC.



                                        By:    /s/ Michael Levine
                                        -------------------------------
                                            Name:  Michael Levine
                                        Title:  Chief Executive Officer


                                                ON THE GO HEALTHCARE, INC.


                                        By      /s/ Stuart Turk
                                        -------------------------------
                                        Name:     Stuart Turk
                                        Title:    Chief Executive Officer
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